SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    Form 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): September 30, 1996


                          Glasgal Communications, Inc.
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             (Exact name of registrant as specified in its charter)


     Delaware                      0-20688                94-2914253
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(State or other jurisdiction     (Commission            (IRS Employer
     of incorporation)           File Number)        Identification No.)


                 151 Veterans Drive, Northvale, New Jersey 07647
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                    (Address of principal executive offices)


Registrant's telephone number, including area code: (201) 768-8082


                                      N/A
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         (Former name or former address, if changed since last report.)

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ITEM 5.           OTHER EVENTS

                  On  September  30, 1996,  October 29,  1996,  and November 15,
1996, the Company consummated three separate financings with Southbrook International Investments, Ltd. ("Southbrook"). The financings were consummated pursuant to a Convertible Preferred Stock Purchase Agreement dated September 30, 1996 (the "Series A Stock Purchase Agreement") and a Convertible Preferred Stock Purchase Agreement dated October 29, 1996 (the "Series B and C Stock Purchase Agreement" and together with the Series A Stock Purchase Agreement, the "Stock Purchase Agreements"). Copies of the Stock Purchase Agreements are attached hereto as exhibits and incorporated herein by reference.

                  In connection with the Stock Purchase Agreements, the Registrant issued to Southbrook 250,000 shares of Series A Convertible Preferred Stock (the "Series A Preferred Shares"), 25,000 shares of Series B Convertible Preferred Stock (the "Series B Preferred Shares"), and 75,000 shares of Series C Convertible Preferred Stock (the "Series C Preferred Shares" and together with the Series A Preferred Shares and the Series B Preferred Shares, the "Preferred Shares"). The gross proceeds received by the Registrant from the issuances of the Preferred Shares was $7,000,000, which resulted in net proceeds of approximately $6,590,000. The Registrant is using such net proceeds to fund its working capital needs and the working capital needs of its recently acquired subsidiary, Datatec Industries Inc.

                  The Preferred Shares are convertible into the Registrant's Common Stock at variable prices based upon their respective conversion formulas. The conversion formula for the Series A Preferred Shares is equal to the Adjusted Face Amount (as defined below) on the date of conversion divided by the lower of (i) the average per share closing bid price of the Common Stock for the five (5) trading days immediately preceding the original issue date for the Series A Preferred Shares, or (ii) 80% of the average closing bid price per share of Common Stock for the five (5) trading days immediately preceding the conversion date. The conversion formula for the Series B Preferred Shares and the Series C Preferred Shares is equal to the Adjusted Face Amount on the date of conversion divided by the lower of (i) the average per share closing bid price of the Common Stock for the five (5) trading days immediately preceding the original issue date for the Series B Preferred Shares or the Series C Preferred Shares, as the case may be, or (ii) 69.5% of the average closing bid price per share of Common Stock for the five (5) trading days immediately preceding the conversion date of such shares. The "Adjusted Face Amount" in respect of each of the Preferred Shares shall equal the sum of (i) $20.00, plus
(ii) an amount equal to 6% per annum, which dividend rate shall accrue daily commencing the original issue date for the Series A Preferred Shares, the Series B Preferred Shares, or the Series C Preferred Shares, as the case may be, and which shall continue to accrue until all amounts in respect of the Preferred Shares shall have

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been paid in full to the holders  thereof,  calculated at the date of payment to the holder of such stock. Reference is made to the Certificates of Designation for the respective Preferred Shares and the Restated Registration Rights Agreement dated as of October 29, 1996, each of which are attached hereto as exhibits, for additional information concerning the rights, preferences and privileges of the Preferred Shares, as well as the future obligations of the Registrant.


ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
            EXHIBITS

       (c)  Exhibits:

                (4.1) Certificate of Designation of Series A Convertible Preferred Stock of Glasgal Communications, Inc.

                (4.2) Certificate of Designation of Series B Convertible Preferred Stock of Glasgal Communications, Inc.

                (4.3) Certificate of Designation of Series C Convertible Preferred Stock of Glasgal Communications, Inc.

                (10.1) Convertible Preferred Stock Purchase Agreement,
                       dated as of September 30, 1996, by and between Glasgal Communications, Inc. and Southbrook International Investments, Ltd.

                (10.2) Convertible Preferred Stock Purchase Agreement,
                       dated as of October 29, 1996, by and between Glasgal Communications, Inc. and Southbrook International Investments, Ltd.

                (10.3) Amended and Restated Registration Rights
                       Agreement, dated as of October 29, 1996, by and between Glasgal Communications, Inc. and
                       Southbrook International Investments, Ltd.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       GLASGAL COMMUNICATIONS, INC.


                                       By:  /s/ James Caci
                                           -------------------------
                                                James Caci
                                                Chief Financial Officer


DATE:  November 27, 1996


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

                                  Exhibit Index

            (4.1) Certificate of Designation of Series A Convertible Preferred Stock of Glasgal Communications, Inc.

            (4.2) Certificate of Designation of Series B Convertible Preferred Stock of Glasgal Communications, Inc.

            (4.3) Certificate of Designation of Series C Convertible Preferred Stock of Glasgal Communications, Inc.

            (10.1) Convertible Preferred Stock Purchase Agreement, dated as of September 30, 1996, by and between Glasgal Communications, Inc. and Southbrook International Investments, Ltd.

            (10.2) Convertible Preferred Stock Purchase Agreement, dated as of October 29, 1996, by and between Glasgal Communications, Inc. and Southbrook International Investments, Ltd.

            (10.3)     Amended and Restated Registration Rights
                       Agreement, dated as of October 29, 1996, by and between Glasgal Communications, Inc. and
                       Southbrook International Investments, Ltd.


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